UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 29, 2015

Post Holdings, Inc.
(Exact name of registrant as specified in its charter)

Missouri	1-35305	45-3355106
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
2503 S. Hanley Road
St. Louis, Missouri 63144
(Address, including Zip Code, of Principal Executive Offices)
Registrant’s telephone number, including area code: (314) 644-7600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders.
Post Holdings, Inc. (the “Company”) held its annual meeting of shareholders (the “Annual Meeting”) at Gateway Center, One Gateway Drive, Collinsville, Illinois 62234 on Thursday, January 29, 2015. At the Annual Meeting, of the 44,860,090 shares outstanding and entitled to vote, 40,902,352 shares were represented, constituting a 91% quorum. The final results for each of the matters submitted to a vote of shareholders at the Annual Meeting are as follows:

Proposal 1:
All of the nominees for director were elected to serve until the Annual Meeting of Shareholders to be held in 2018 or until their respective successors are elected and qualified, by the votes set forth in the table below:

Nominee	For	Withheld	Broker Non-Votes
William P. Stiritz	35,275,127	2,462,412	3,164,813
Jay W. Brown	33,762,429	3,975,110	3,164,813
Edwin H. Callison	36,747,904	989,635	3,164,813

Proposal 2:
The proposal to approve increases in the number of shares of the Company's common stock issuable upon conversion of the Company's 2.5% Series C Cumulative Perpetual Convertible Preferred Stock was approved by the shareholders, by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
36,820,898	267,728	648,913	3,164,813

Proposal 3:
The appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal 2015 was ratified by the shareholders, by the votes set forth in the table below:

For	Against	Abstain
39,450,323	63,427	1,388,602

Proposal 4:	The Company’s executive compensation, as described in the Company’s 2014 Proxy Statement, was approved by the non-binding advisory votes of the shareholders set forth in the table below

For	Against	Abstain	Broker Non-Votes
22,056,460	15,015,983	665,096	3,164,813

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 4, 2015	Post Holdings, Inc.
(Registrant)

	By:	/s/ Diedre J. Gray
Name: Diedre J. Gray
Title: SVP, General Counsel and Administration, Secretary

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